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                               FIRST AMENDMENT TO

                                 TOM BROWN, INC.

                                 SEVERANCE PLAN


         WHEREAS, TOM BROWN, INC. (the "Company") and other adopting affiliates (the "Participating Companies") have heretofore adopted the TOM BROWN, INC. SEVERANCE PLAN, effective as of July 1, 1998 (the "Plan"); and

         WHEREAS, the Company, through the action of its Board of Directors pursuant to Section 4.4 of the Plan, desires to amend the Plan, on behalf of itself and the other Participating Companies, in certain respects;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of May 10, 2001:

         1. The following shall be added to Section 1.1(b) of the Plan:

            "A "Month's Base Pay" shall mean Base Pay divided by twelve."

         2. Section 1.1(h) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(h) "Covered Employee" shall mean any individual who, on or after the Effective Date, is a regular, full-time or part-time (30 or more hours per week) employee of the Company (not including consultants, temporary or casual (less than 30 hours per week) employees) other than an employee who is otherwise covered by a pre-existing severance plan or is a party to a written agreement with the Company which separately provides for severance payments or benefits upon such individual's termination of employment with the Company."

         3. The lead-in sentence to Section 1.1(j) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(j) "Involuntary Termination" shall mean the termination of a Covered Employee's employment with the Company as a result of or in connection with and within two years of an Asset Acquisition or a Change in Control; provided, however, the term "Involuntary Termination" shall not include:"

         4. Section 1.1(j)(l) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(1) a resignation by the Covered Employee; provided, however, that a termination by the Covered Employee shall not be deemed a "resignation" if such termination is effected (for other than Cause) following:

                           (A) a material diminution of the Covered Employee's
                  duties or responsibilities;

                           (B) a 10% or more reduction in the sum of the Covered
                  Employee's Base Pay and target bonus, or a reduction of less than 10% in the sum of the Covered Employee's Base Pay and target bonus that has not been applied to similarly situated employees generally; or



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                           (C) a change in the location of the Covered
                  Employee's principal place of employment by more than 25 miles."

         5. Section 1.1(l) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(l) "Severance Amount" shall mean an amount equal to the greater of (1) four Week's Base Pay for each of such Covered Employee's Years of Service, or (2) one Month's Base Pay for each $10,000 of such Covered Employee's Base Pay (or portion thereof), but in no event shall such amount be less than six Month's Base Pay nor more than twenty-four Month's Base Pay."

         6. The following shall be added after the second sentence of Section 2.1(b) of the Plan:

         "Such continued availability of dental and medical benefits shall be applied after reducing the health care continuation coverage period as required pursuant to Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, by the period of coverage provided during such continued availability."

         7. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, this First Amendment to Tom Brown, Inc. Severance Plan has been executed to be effective as of May 10, 2001.



ATTEST:                             TOM BROWN, INC.



/s/ BRUCE R. DEBOER                By:   /s/ JAMES D. LIGHTNER
-----------------------------           ---------------------------------------
Bruce R. DeBoer                         James D. Lightner
Secretary                               President and
                                        Chief Executive Officer







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